  EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the _____ day of May, 2017 (this “Agreement”) is entered into by and among, Medico International Inc., a Nevada corporation (“Medico”); Eminent Healthcare Pte. Ltd., a Singaporean corporation (“EH”); Multi Care Pte. LTD., a Singaporean corporation (“MC”) and Targeted Solutions Global Limited, a United Kingdom Private limited company (“TSG”) (each of EH and MC are referred to herein as a “Purchaser” and collectively, the “Purchasers”). Medico, Purchasers and TSG are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Purchasers own 3,000,000 collectively of the issued and outstanding shares of Medico (EH owns 900,000 shares and MC owns 2,100,000 shares), out of a total of 3,697,000 shares issued and outstanding;

WHEREAS, the owner of EH is an executive officer and director of Medico;

WHEREAS, Medico owns 100% of the issued and outstanding shares of Smile More Holdings PTE. LTD., a Singaporean corporation, its wholly-owned subsidiary (the “Subsidiary”) and has provided the Subsidiary with certain loans and advances (the “Intra- Company Loans”);

WHEREAS, TSG has the right and ability to deliver and cause the assignment of US Patent No. 6,112,108 “Method for diagnosing malignancy in pelvic tumors (the “Patent”) which consists of technology and know-how for the development of an ultrasound device for the diagnosis of pelvic tumors;

WHEREAS, Purchasers wish to acquire all of the issued and outstanding shares of capital stock of the Subsidiary (referred to hereinafter as the “Subsidiary Shares”), with the purpose of owning and operating the Subsidiary as the Subsidiary’s sole owners; and

WHEREAS, Medico, Purchasers and TSG propose to enter into this Agreement which provides, among other things, that:

(a) TSG will (i) assign and deliver the Patent to Medico and (ii) pay $200,000 to the Purchasers;

(b) Purchasers will deliver the aggregate total of 3,000,000 shares of Medico’s common stock to TSG;

(c) Medico will transfer all of the Subsidiary Shares to the Purchasers; and

(d) Medico shall release the Subsidiary from the Intra-Company Loan (the “Release”).

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following terms shall have the following respective meanings:

“Business Day”	a day (other than a Saturday) on which banks in Nevada are open for business throughout their normal business hours;

“Closing”	the closing of the transactions contemplated by this Agreement;

“Completion”

completion of acquisition of the Subsidiary Shares by the Purchasers and the return of the Medico Shares to Medico (as such term is defined below) in accordance with the terms and conditions of this Agreement;

“Encumbrance”

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“US”	United States of America;

“United States Dollars” or “US$”	United States dollars;

Section 1.02. Rules of Construction.

(a) Unless the context otherwise requires, as used in this Agreement: (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement,; (vi) the terms “Article” and “Section” shall refer to the specified Article or Section of or to this Agreement (vii) the term “day” shall refer to calendar days.

(b) Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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ARTICLE II

THE TRANSFERS

Section 2.01 Transfers of Patent and Shares.

(a)	Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), the following transfers shall take place, all simultaneous with each other and each transfer contingent upon all such transfers:

(i)	TSG shall assign and deliver the Patent to Medico;

(ii)	TSG shall pay Two Hundred Thousand US Dollars (USD $200,000) to the Purchasers;

(iii)	Purchasers shall transfer and deliver to TSG all of the shares of common stock of Medico owned by the Purchasers, which amount of shares shall equal Three Million (3,000,000) shares (the “Medico Shares”);

(iv)	Medico will transfer all of the Subsidiary Shares to the Purchasers and shall allocated thirty percent (30%) to EH and seventy percent (70%) to MC; and

(v)	Medico shall provide the Subsidiary with a Waiver and Release to forgive the Intra-Company Loan.

(b)	The transfers described above are referred to herein as a “Transfer” and collectively as the “Transfers”. All assets, shares and property that are part of the Transfers shall be acquired by the respective recipient free from all Encumbrances together with all rights now or hereafter attaching thereto and the Subsidiary shall continue to operate in its normal course of business.

(c)	The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then either of the other Parties may terminate this Agreement.

Section 2.02. Closing Location. The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the “Closing Date.

Section 2.03. Purchasers’ Closing Documents. At the Closing, Purchasers shall tender the following:

(a) Original stock certificate(s) representing the Medico Shares, along with such stock powers, affidavit of cancellation or such other form or document required by Medico’s transfer agent for the transfer of the Medico Shares to TSG;

(b) Certified copies of resolutions of the Board of Directors (or similar governing body) of each Purchaser in a form satisfactory to the other Parties, acting reasonably, authorizing:

(i)	the execution and delivery of this Agreement by each Purchaser; and

(ii)	the sale and transfer of such respective Purchaser’s portion of the Medico Shares to TSG; and

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(c) A resolution from Purchasers certifying that the conditions in Section 9.01(b) have been satisfied.

Section 2.04. Medico’s Closing Documents. At the Closing, Medico will tender the following:

(a) A certified copy(ies) of resolutions of the Board of Directors of Medico in a form satisfactory to the other Parties, acting reasonably, authorizing:

(i)	the execution and delivery of this Agreement by Medico; and

(ii)	the sale and transfer of the Subsidiary Shares to Purchasers.

(b) New stock certificates issued by the Subsidiary in the name of the Purchasers representing the Subsidiary Shares;

(d) A certificate executed by a duly appointed officer of Medico certifying that the conditions in Section 10.01(b) have been satisfied.

Section 2.05. TSG’s Closing Documents. At the Closing, TSG will tender the following:

(a) A certified copy(ies) of resolutions of the Board of Directors of TSG in a form satisfactory to the other Parties, acting reasonably, authorizing:

(i)	the execution and delivery of this Agreement by Medico;

(ii)	the payment of Two Hundred Thousand US Dollars to the Purchasers; and

(iii)	the sale and assignment of the Patent to Medico.

(b) A certificate executed by a duly appointed officer of TSG certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

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Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 13.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MEDICO

Medico represents and warrants to the other Parties as follows:

Section 4.01. Organization, Standing and Authority; Foreign Qualification. Medico is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by Medico of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Medico, and this Agreement constitutes a valid and binding agreement of Medico.

Section 4.03. Capitalization. All of the Subsidiary Shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of capital stock in the Subsidiary or any other security of the Subsidiary or any plan for any of the foregoing.

Section 4.04. Sale of Subsidiary Shares. Upon completion of the purchase and sale of the Subsidiary Shares, Purchasers shall be the beneficial and record holder of the Subsidiary Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers represent and warrant to the other Parties as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification.

The Purchasers are corporations duly organized, validly existing and in good standing under the laws of Singapore and have all requisite corporate power and authority to own, lease and operate their properties and to conduct their businesses as presently conducted and as proposed to be conducted and are duly qualified or licensed as foreign corporations in good standing in each jurisdiction in which the character of their properties or the nature of their business activities require such qualification.

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Section 5.02. Authorization. The execution, delivery and performance by Purchasers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of Purchasers. Purchasers have duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of Purchasers.

Section 5.03. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, Purchasers will execute, deliver, file and otherwise assist TSG or Medico in filing such reports, undertakings and other documents as may be required with respect to the transfer of the Medico Shares or the transfer of the Subsidiary Shares.

Section 5.04. Tax Advice. Purchasers are solely responsible for obtaining such legal, including tax, advice as any of them considers necessary or appropriate in connection with the execution, delivery and performance by Purchasers of this Agreement and the transactions contemplated herein.

Section 5.05. No Conflict.

The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Purchasers;

(b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Purchasers is a party or by or to which either of its assets or properties, may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Purchasers or upon the securities, assets or business of Purchasers;

(d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Purchasers or to the securities, properties or business of Purchasers; or

(e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Purchasers.

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Section 5.06. Compliance with Laws. To the best of Purchasers’ knowledge, neither Purchaser is in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on the Subsidiary or Purchasers and have not received written notice that any violation is being alleged.

Section 5.07. Material Information. This Agreement and all other information provided in writing by Purchasers or representatives thereof to Medico, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to Medico in writing which, individually or in the aggregate, could have a material adverse effect on Purchasers or a material adverse effect on the ability of Purchasers to perform any of their obligations pursuant to this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIEES OF TSG

TSG represents and warrants to the other Parties as follows:

Section 6.01. Organization, Standing and Authority; Foreign Qualification.

TSG is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its property or the nature of its business activities require such qualification.

Section 6.02. Authorization. The execution, delivery and performance by TSG this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of TSG. TSG has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of TSG.

Section 6.03. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, Purchasers will execute, deliver, file and otherwise assist TSG or Medico in filing such reports, undertakings and other documents as may be required with respect to the transfer of the Medico Shares or the transfer of the Subsidiary Shares.

Section 6.04. Tax Advice. TSG is solely responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by TSG of this Agreement and the transactions contemplated herein.

Section 6.05. No Conflict.

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The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of TSG;

(b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Purchasers is a party or by or to which either of its assets or properties, may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon TSG or upon the securities, assets or business of TSG;

(d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Purchasers or to the securities, properties or business of TSG; or

(e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by TSG.

Section 6.06. Compliance with Laws. To the best of TSG’s knowledge, TSG is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on the TSG or the Patent and has not received written notice that any violation is being alleged.

Section 6.07. Material Information. This Agreement and all other information provided in writing by TSG or representatives thereof to Medico or Purchasers, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to Medico or Purchaser in writing which, individually or in the aggregate, could have a material adverse effect on TSG or the Patent or a material adverse effect on the ability of TSG to perform any of its obligations pursuant to this Agreement.

ARTICLE VII

COVENANTS AND AGREEMENTS OF PURCHASERS

Section 7.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, Purchasers shall cause the Subsidiary to conduct its business substantially and the businesses of its subsidiaries in the manner in which it is currently conducted.

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Section 7.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, Purchasers shall cause the Subsidiary to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 7.03. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) Purchasers shall cause the Subsidiary to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) Purchasers shall promptly notify Medico of any event, condition or circumstance that would constitute a violation or breach of this Agreement by Purchasers.

ARTICLE VIII

COVENANTS AND AGREEMENTS OF MEDICO

Section 8.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, Medico shall conduct its businesses substantially in the manner in which it is currently conducted.

Section 8.02. Conduct of Medico Pending the Closing. From the date hereof through the Closing Date:

(a) Medico shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b) Medico shall promptly notify Purchasers of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Medico.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF MEDICO TO CLOSE

The obligations of Medico to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 9.01. Representations and Covenants. (a) The representations and warranties of Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

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(b) The Purchasers and TSG shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or before the Closing Date. The Purchasers shall have delivered to Medico a certificate, dated the Closing Date, and signed by Purchasers to the foregoing effect.

Section 9.02. Governmental Permits and Approvals.

(a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by the Subsidiary to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Medico shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03. Third Party Consents. All consents, permits and approvals from parties to contracts with the Subsidiary that may be required in connection with the performance by Purchasers hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 9.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on the Subsidiary, Purchasers, or on the Subsidiary Shares.

Section 9.05. Closing Documents. The Purchasers shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE X

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

The obligations of Purchasers to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

Section 10.01. Representations and Covenants. (a) The representations and warranties of Medico contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

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(b) Medico shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Medico shall have delivered to Purchasers a certificate dated the Closing Date, and signed by an authorized signatory of Medico to the foregoing effect.

Section 10.02. Closing Documents. Medico shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE XI

CONDITIONS PRECEDENT TO THE OBLIGATION OF TSG TO CLOSE

The obligations of TSG to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

Section 11.01. Representations and Covenants. (a) The representations and warranties of TSG contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b) TSG shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. TSG shall have delivered to Medico a certificate dated the Closing Date, and signed by an authorized signatory of Medico to the foregoing effect.

Section 11.02. Closing Documents. TSG shall have executed and delivered the documents described in Section 2.05 above.

ARTICLE XII

TERMINATION

Section 12.01. Termination.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

(i) by mutual written consent of Purchasers and Medico;

(ii) by either Purchasers or Medico in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

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(iii) by Medico (a) if Medico is not then in material breach of this Agreement and if there shall have been any breach by Purchasers (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by Purchasers of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30‑day period and Purchasers is diligently pursuing such cure, or (b) if Medico has not received results satisfactory to it, in its sole discretion, from its due diligence review of the Subsidiary and its operations; or

(iv) by Purchasers if they are not then in material breach of this Agreement and if there shall have been any breach by Medico (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by Medico of written notice of such breach.

(b) In the event of termination by Purchasers or Medico pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

Section 12.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 12.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XIII

POST-CLOSING COVENANTS

Section 13.01 Purchasers’ Covenants. The Purchasers hereby covenant with Medico and promise as follows:

(a)	To maintain the books, records, accounting and financial statements of the Subsidiary and all operations related to its current business, in accordance with applicable accounting principles and practices.

(b)	To maintain all of the legal requirements that permit the Subsidiary to operate its current business under the federal and provincial laws and regulations of Singapore and comply with all other federal and provincial laws and regulations of Singapore.

(c)	Not to incur any debt by the Subsidiary in any event whatsoever, except with the prior written consent of the Board of Directors of Medico.

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ARTICLE XIIII

MISCELLANEOUS

Section 14.01. Public Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 14.02. Time. Time shall be of the essence hereof.

Section 14.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to Purchasers, at:

Eminent Healthcare PTE. LTD.

1 North Bridge Road #19-09

High Street Centre

Singapore 179094

Multi Cate PTE. Ltd.

23 New Industrial Road #07-04

Solstice Business Center

Singapore 536209

if to Medico, at:

187 E. Warm Springs Road, Suite B273

Las Vegas, NV 89119

if to TSG:

The Bristol Office, 2nd Floor

5 High Street, Westbury on Trym

Bristol, BS9 3BY United Kingdom

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

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Section 14.04. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 14.05. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 14.06. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 14.07. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

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Section 14.08. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

MEDICO INTERNATIONAL INC., a Nevada corporation

By:
Name:
Title:

EMINENT HEALTHCARE PTE. LTD., a Singapore corporation

By:
Name:	Liew Min Hin
Title:	CEO

MULTI CARE PTE. LTD., a Singapore corporation

By:
Name:	Tan Audrey Siok Ling
Title:	CEO

TARGETED SOLUTIONS GLOBAL LIMITED, a United Kingdom Private limited Company

By:
Name:	Jiang Chun Yan
Title:	Owner

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